EXHIBIT 99.1
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FOR  IMMEDIATE  RELEASE
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Contacts:          Fred  Schapelhouman
                   Insightful  Corporation
                   206-283-8802  x509
                   freds@insightful.com


          INSIGHTFUL PROVIDES GUIDANCE FOR FOURTH QUARTER 2002 RESULTS

    COMPANY'S PERFORMANCE IMPROVED AND NON-CASH GOODWILL IMPAIRMENT EXPECTED


SEATTLE - January 17, 2003 - INSIGHTFUL CORPORATION (NASDAQ: IFUL), a leading provider of enterprise software solutions for search and analysis of text, images and numerical data, today announced preliminary guidance for its fourth quarter 2002 results.

The company expects to announce improvements in its revenues, expenses and cash position over the third quarter 2002. However, in compliance with SFAS 142, "Goodwill and Other Intangible Assets," the company also expects to record a non-cash impairment charge in the range of $0.5 million to $1.1 million against the goodwill associated with the company's acquisition of Predict AG in September of 2001. This goodwill impairment charge has no impact on the company's operations, commitment, or ability to serve its customers' needs in Switzerland and throughout the world.

"Overall we are encouraged by our results for Q4 2002, which are on track for Insightful to make continued improvements in 2003," said Shawn Javid, president and CEO. "We have begun increasing the size of our sales force and have made significant enhancements to our sales and marketing management team. On the management front we've recently appointed new vice presidents for both domestic and international sales, a new vice president of product management, and an interim general manager for our new InFact business."


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ABOUT  INSIGHTFUL
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Insightful Corporation (NASDAQ: IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data mining, business analytics, knowledge management, and information retrieval enabling clients to gain intelligence from numerical data, text, and images.

Insightful products include InFact(TM), Insightful Miner, S-PLUS(R), StatServer(R), and S-PLUS Analytic Server(R). Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions. The company has been delivering industry-leading, high-ROI solutions for fifteen years to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications, and manufacturing, as well as government and research institutions. Headquartered in Seattle, Insightful has offices in New York City, North Carolina, France, Germany, Switzerland, and the United Kingdom, with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-800-569-0123.

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NOTE TO INVESTORS - FORWARD LOOKING STATEMENTS

This release contains forward-looking statements, including statements about our expected future operating results and other statements about our plans, objectives, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. They are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Factors that could affect Insightful's actual results include, but are not limited to, general economic conditions, which may affect our customers' purchasing decisions; our ability to compete in the highly competitive markets; our ability to expand our sales and support infrastructure; the loss of any of our key employees or management team members; our ability to successfully expand our international operations; and our ability to maintain our relationships with key partners and the "Important Factors That May Affect Our Business, Our Operating Results and Our Stock Price" described in our most recent periodic report filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on


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these forward-looking statements, which represent our judgment as of the date of this press release. Insightful undertakes no obligation to publicly update any forward-looking statement.

Insightful, the Insightful logo, "intelligence from data", 'human-like intelligence", and InFact are trademarks of Insightful Corporation. S-PLUS, S-PLUS Analytic Server and StatServer are registered trademarks of Insightful Corporation. Other trademarks mentioned are the property of their respective owners.


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